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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus on Form S-4 of our report dated July 25, 1996, which appears on page 25 of OnTrak Systems, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

/s/ Price Waterhouse LLP
San Jose California
June 30, 1997